EXHIBIT 99.1

Forest City Enterprises, Inc.

Supplemental Package

Three Months Ended April 30, 2005 and 2004

Forest City Enterprises, Inc. and Subsidiaries
Three Months Ended April 30, 2005 and 2004
Supplemental Package

NYSE: FCEA, FCEB

Index

Corporate Overview	2

Supplemental Operating Information
Occupancy Data	4
Comparable Net Operating Income (NOI)	5
Comparable NOI Detail	6
Reconciliation of NOI to Net Earnings	7
Lease Expirations Schedules	8 -9
Schedules of Significant Tenants	10 -11
Development Pipeline	12 -14
Scheduled Maturities Table	15 -16

Supplemental Financial Information
Consolidated Balance Sheet Information	17 -18
Consolidated Earnings Information	19 -20
Investment in and Advances to Affiliates	21 -22
Results of Operations Summary	22 -23
Reconciliation of Net Earnings to EBDT	24 -25
Summary of EBDT	26 -31

This Supplemental Package, together with other statements and information publicly disseminated by the Company, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed on pages 5-12 of the Company’s Form 10-K for the year ended January 31, 2005 and other factors that might cause differences, some of which could be material, include, but are not limited to, real estate development and investment risks including lack of satisfactory financing, construction and lease-up delays and cost overruns, the effect of economic and market conditions on a nationwide basis as well as regionally in areas where the Company has a geographic concentration of properties, reliance on major tenants, the impact of terrorist acts, the Company’s substantial leverage and the ability to obtain and service debt, guarantees under the Company’s credit facility, the level and volatility of interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, financial stability of tenants within the retail industry, which may be impacted by competition and consumer spending, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, the rate revenue increases versus the rate of expense increases, as well as other risks listed from time to time in the Company’s reports filed with the United States Securities and Exchange Commission. The Company has no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Corporate Overview

We principally engage in the ownership, development, management and acquisition of commercial and residential real estate throughout the United States. We operate through three strategic business units. The Commercial Group, our largest business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental property, including upscale and middle-market apartments, adaptive re-use developments and supported-living communities. New York City operations through our partnership with Forest City Ratner Companies are part of the Commercial Group or Residential Group depending on the nature of the operations. Real Estate Groups are the combined Commercial and Residential Groups. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. The Nets, a franchise of the National Basketball Association (“NBA”) in which we are an equity investor, is a reportable segment of the Company.

We have approximately $7.4 billion of assets in 19 states and the District of Columbia at April 30, 2005. Our core markets include New York City/Philadelphia metropolitan area, Denver, Boston, Greater Washington D.C./Baltimore metropolitan area and California. As a result of an ongoing effort to increase property concentration in the core markets, these markets now account for 70 percent of the cost of our portfolio at April 30, 2005. We have offices in Boston, Chicago, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters are in Cleveland, Ohio.

SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION

This supplemental package contains certain measures prepared in accordance with the generally accepted accounting principles (“GAAP”) under the full consolidation accounting method, and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we use an additional measure, Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. The financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”) and EBDT provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Consolidation Methods

We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package.

EBDT

We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT is used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar to funds from operations (“FFO”), a measure of performance used by publicly traded Real Estate Investment Trusts (“REIT”), but may not be directly comparable to similarly titled measures reported by other companies. (See pages 23 - 31 for additional discussion of EBDT as well as a reconciliation of EBDT to net earnings.)

Supplemental Operating Information

The operating information contained in this document includes: occupancy data, comparable NOI, reconciliation of NOI to net earnings, retail and office lease expirations, significant retail and office tenant listings and our development pipeline. We believe this information will give interested parties a better understanding and more information about the operating performance of our Company. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three months ended April 30, 2005 and 2004.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

We believe occupancy rates, retail and office lease expirations, base rent, and significant retail and office tenant listings represent meaningful operating statistics about our Company. This information will give interested parties a better understanding and more information about the operating performance of our Company.

Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and, along with EBDT (as discussed beginning on page 23), is used to assess operating performance and resource allocation of our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of our overall performance from quarter-to-quarter and year-to-year. A reconciliation of net earnings, the most comparable financial measure calculated in accordance with GAAP, to NOI and reconciliation from NOI to comparable NOI are provided on pages 6 - 7 of this document. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 26 - 31.

Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113

Annual Report on Form 10-K

A copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 2005 as filed with the Securities and Exchange Commission can be found on our website or may be obtained without charge upon written request to:

Thomas T. Kmiecik
Assistant Treasurer
tomkmiecik@forestcity.net

Website

www.forestcity.net

The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.

Investor Relations

Thomas G. Smith
Executive Vice President,
Chief Financial Officer and Secretary

Transfer Agent and Registrar

National City Bank
Stock Transfer Department
P.O. Box 92301
Cleveland, OH 44193-0900
(800) 622-6757
www.shareholder.inquiries@nationalcity.com

Stock Exchange Listing

NYSE: FCEA and FCEB

Dividend Reinvestment and Stock Purchase Plan

The Company offers its stockholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. A copy of the Plan prospectus and an enrollment card may be obtained by contacting National City Bank at (800) 622-6757.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data
April 30, 2005 and 2004

We analyze our occupancy percentages by each of our major product lines as follows:

		Average		Average
	Occupancy	Occupancy	Occupancy	Occupancy
	As of	Year-to-Date	As of	Year-to-Date
	April 30, 2005	April 30, 2005	April 30, 2004	April 30, 2004

Retail
Comparable	93.8%	93.4%	91.6%	91.5%
Total	93.9%	92.9%	92.5%	92.1%
Office
Comparable	94.4%	94.4%	92.0%	92.0%
Total	92.5%	92.6%	92.1%	91.4%
Residential
Comparable	93.5%	92.0%	91.4%	91.3%
Total	92.0%	89.9%	90.5%	87.9%
Hotels
Comparable		66.3%		65.6%
ADR		$167.49		$151.07

Retail and office occupancy as of April 30, 2005 and 2004 is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date as of April 30, 2005 and 2004 for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy as of April 30, 2005 and 2004 represents total units occupied divided by total units available. Average residential occupancy year-to-date for 2005 and 2004 is calculated by dividing gross potential rent less vacancy by gross potential rent. Average Daily Rate (“ADR”) is calculated by dividing revenue by the number of rooms sold for the three months ended April 30, 2005 and 2004.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

We use NOI, along with EBDT as discussed on pages 2 - 3, to assess operating performance. Comparable NOI is defined as NOI from properties opened and operated in the three months ended April 30, 2005 and 2004. The schedule on page 6 presents comparable NOI for each of our major product lines, as well as each strategic business unit under which those product lines operate. A reconciliation of NOI to the most comparable GAAP measure, net earnings, is presented on page 7. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 26 - 31.

Comparable Net Operating Income (NOI) (% change over same period, prior year)

	Three Months Ended April 30, 2005
	Full	Pro-Rata
	Consolidation	Consolidation

Retail	3.6%	3.3%

Office	-0.1%	0.7%

Hotel	32.0%	22.7%

Residential	4.2%	3.5%

Total	3.3%	3.1%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (dollars in thousands)
	Three Months Ended April 30, 2005				Three Months Ended April 30, 2004					% Change
			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated	Plus
	Full	Minority	Investments at	Pro-Rata	Full	Minority	Investments at	Discontinued	Pro-Rata	Full	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Operations	Consolidation	Consolidation	Consolidation

Commercial Group

Retail
Comparable	$36,945	$4,258	$2,871	$35,558	$35,668	$4,188	$2,955	$—	$34,435	3.6%	3.3%

Total	44,755	5,113	3,002	42,644	40,156	6,595	3,644	678	37,883

Office Buildings
Comparable	35,476	4,911	1,054	31,619	35,505	5,182	1,071	—	31,394	-0.1%	0.7%

Total	43,015	5,286	1,054	38,783	40,346	7,180	1,071	906	35,143

Hotels
Comparable	4,019	1,123	517	3,413	3,044	886	623	—	2,781	32.0%	22.7%

Total	4,019	1,123	517	3,413	3,044	886	623	—	2,781
Earnings from Commercial Land Sales	19,352	1,752	—	17,600	(19)	—	—	—	(19)
Development Fees and Other	(381)	89	22	(448)	1,725	2,077	62	(2)	(292)

Total Commercial Group
Comparable	76,440	10,292	4,442	70,590	74,217	10,256	4,649	—	68,610	3.0%	2.9%

Total	110,760	13,363	4,595	101,992	85,252	16,738	5,400	1,582	75,496

Residential Group
Comparable	24,126	992	5,994	29,128	23,163	1,141	6,120	—	28,142	4.2%	3.5%

Total	26,542	1,095	7,562	33,009	26,372	1,265	6,990	1,991	34,088

Total Real Estate Groups
Comparable	100,566	11,284	10,436	99,718	97,380	11,397	10,769	—	96,752	3.3%	3.1%

Total	137,302	14,458	12,157	135,001	111,624	18,003	12,390	3,573	109,584

Land Development Group	26,448	1,444	105	25,109	14,990	939	171	—	14,222

The Nets	(8,596)	—	669	(7,927)	—	—	—	—	—

Corporate Activities	(9,199)	—	—	(9,199)	(7,072)	—	—	—	(7,072)

Grand Total	$145,955	$15,902	$12,931	$142,984	$119,542	$18,942	$12,561	$3,573	$116,734

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (GAAP) (in thousands):

	Three Months Ended April 30, 2005				Three Months Ended April 30, 2004
			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated	Plus
	Full	Minority	Investments	Pro-Rata	Full	Minority	Investments	Discontinued	Pro-Rata
	Consolidation	Interest	at Pro-Rata	Consolidation	Consolidation	Interest	at Pro-Rata	Operations	Consolidation

Revenues from real estate operations	$309,303	$32,686	$75,425	$352,042	$239,863	$37,576	$62,634	$6,504	$271,425
Exclude straight-line rent adjustment (1)	(4,922)	—	—	(4,922)	(2,042)	—	—	(322)	(2,364)

Adjusted revenues	304,381	32,686	75,425	347,120	237,821	37,576	62,634	6,182	269,061

Operating expenses	176,422	17,362	47,278	206,338	137,363	19,254	37,398	2,648	158,155
Add back depreciation and amortization for non-Real Estate Groups (b)	548	—	7,578	8,126	490	—	33	—	523
Add back amortization of mortgage procurement costs for non-Real Estate Groups (d)	68	—	90	158	60	—	54	—	114
Exclude straight-line rent adjustment (2)	(1,926)	—	—	(1,926)	(4,281)	—	—	(7)	(4,288)

Adjusted operating expenses	175,112	17,362	54,946	212,696	133,632	19,254	37,485	2,641	154,504

Add interest income	6,969	578	120	6,511	1,839	624	339	32	1,586
Add equity in earnings of unconsolidated entities	20,036	—	(17,987)	2,049	6,244	(4)	(5,894)	—	354
Remove gain on disposition recorded on equity method	(18,497)	—	18,497	—	—	—	—	—	—
Add back provision for decline recorded on equity method	704	—	(704)	—	—	—	—	—	—
Add back equity method depreciation and amortization expense (see below)	7,474	—	(7,474)	—	7,270	—	(7,033)	—	237

Net Operating Income	145,955	15,902	12,931	142,984	119,542	18,942	12,561	3,573	116,734

Interest expense, including early extinguishment of debt	(71,229)	(7,937)	(12,931)	(76,223)	(56,899)	(9,687)	(12,561)	(2,147)	(61,920)
Gain on disposition of equity method rental properties (e)	18,497	—	—	18,497	—	—	—	—	—
Gain on disposition of rental properties and other investments	606	—	—	606	—	—	—	19,499	19,499
Provision for decline in real estate	(1,500)	—	—	(1,500)	—	—	—	—	—
Provision for decline in real estate of equity method rental properties	(704)	—	—	(704)	—	—	—	—	—
Depreciation and amortization — Real Estate Groups (a)	(43,426)	(4,329)	(7,175)	(46,272)	(36,486)	(1,545)	(6,754)	(736)	(42,431)
Amortization of mortgage procurement costs – Real Estate Groups (c)	(3,198)	(766)	(299)	(2,731)	(2,426)	(523)	(279)	(304)	(2,486)
Straight-line rent adjustment (1) + (2)	2,996	—	—	2,996	(2,239)	—	—	315	(1,924)
Equity method depreciation and amortization expense (see above)	(7,474)	—	7,474	—	(7,270)	—	7,033	—	(237)

Earnings before income taxes	40,523	2,870	—	37,653	14,222	7,187	—	20,200	27,235

Income tax provision	(15,437)	—	—	(15,437)	(3,367)	—	—	(7,988)	(11,355)

Earnings before minority interest, discontinued operations and cumulative effect of change in accounting principle	25,086	2,870	—	22,216	10,855	7,187	—	12,212	15,880

Minority Interest	(2,870)	(2,870)	—	—	(7,187)	(7,187)	—	—	—

Earnings from continuing operations	22,216	—	—	22,216	3,668	—	—	12,212	15,880

Discontinued operations, net of tax and minority interest:
Operating earnings from Lumber Group	—	—	—	—	2,584	—	—	—	2,584
Operating earnings from rental properties	—	—	—	—	425	—	—	(425)	—
Gain on disposition of rental properties	—	—	—	—	11,787	—	—	(11,787)	—

	—	—	—	—	14,796	—	—	(12,212)	2,584

Cumulative effect of change in accounting principle, net of tax	—	—	—	—	(11,261)	—	—	—	(11,261)

Net earnings	$22,216	$—	$—	$22,216	$7,203	$—	$	$	$7,203

(a) Depreciation and amortization — Real Estate Groups	$43,426	$4,329	$7,175	$46,272	$36,486	$1,545	$6,754	$736	$42,431
(b) Depreciation and amortization — Non-Real Estate Groups	548	—	7,578	8,126	490	—	33	—	523

Total depreciation and amortization	$43,974	$4,329	$14,753	$54,398	$36,976	$1,545	$6,787	$736	$42,954

(c) Amortization of mortgage procurement costs — Real Estate Groups	$3,198	$766	$299	$2,731	$2,426	$523	$279	$304	$2,486
(d) Amortization of mortgage procurement costs – Non-Real Estate Groups	68	—	90	158	60	—	54	—	114

Total amortization of mortgage procurement costs	$3,266	$766	$389	$2,889	$2,486	$523	$333	$304	$2,600

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended April 30, 2005, two equity method investments were sold including Showcase and Colony Place, resulting in a gain on disposition of $18,497.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Lease Expirations
As of April 30, 2005

						AVERAGE
						BASE
	NUMBER	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	OF EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES (3)	LEASED GLA (1)	EXPIRING (2)	BASE RENT	EXPIRING(3)

2005	120	315,197	3.33%	$5,950,089	3.44%	$23.20
2006	205	495,349	5.23	10,831,515	6.27	28.55
2007	160	568,974	6.02	8,971,802	5.20	21.53
2008	155	574,238	6.06	10,081,193	5.83	23.76
2009	226	749,163	7.91	12,721,712	7.37	23.88
2010	110	418,881	4.42	8,314,377	4.82	25.83
2011	243	1,067,284	11.27	25,147,010	14.56	28.58
2012	115	624,227	6.59	12,529,753	7.26	25.10
2013	143	625,621	6.61	15,524,450	8.99	27.90
2014	160	680,572	7.19	12,562,696	7.28	27.16
2015	37	200,812	2.12	4,972,339	2.88	30.92
Thereafter	90	3,148,907	33.25	45,061,794	26.10	18.53

Total	1,764	9,469,225	100.00%	$172,668,730	100.00%	$23.52

(1)	GLA = Gross Leasable Area.

(2)	Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at the Company’s ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent and contingent rental payments, which are not reasonably estimatable.

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Office Lease Expirations
As of April 30, 2005

						AVERAGE
			PERCENTAGE			BASE
	NUMBER	SQUARE FEET	OF TOTAL	NET	PERCENTAGE	RENT PER
EXPIRATION	OF EXPIRING	OF EXPIRING	LEASED	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES (3)	GLA(1)	EXPIRING (2)	BASE RENT	EXPIRING (3)

2005	58	506,735	6.09%	$9,211,945	5.02%	$23.74
2006	50	519,994	6.25	7,494,884	4.09	23.04
2007	48	370,179	4.45	6,375,022	3.48	23.02
2008	59	507,260	6.10	9,379,152	5.11	21.92
2009	39	335,877	4.04	6,607,993	3.60	24.79
2010	26	945,603	11.37	13,738,830	7.49	22.49
2011	11	259,610	3.12	7,175,461	3.91	29.01
2012	12	689,498	8.29	19,015,700	10.37	31.28
2013	15	625,409	7.53	11,865,087	6.47	23.45
2014	9	577,870	6.96	12,481,933	6.81	27.85
2015	—	—	—	—	—	—
Thereafter	28	2,976,909	35.80	80,059,017	43.65	31.82

Total	355	8,314,944	100.00%	$183,405,024	100.00%	$27.40

(1)	GLA = Gross Leasable Area.

(2)	Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at the Company’s ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent and contingent rental payments, which are not reasonably estimatable.

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Schedule of Significant Retail Tenants
As of April 30, 2005

     (Based on net base rent 1% or greater of the Company’s ownership share)

		PERCENTAGE
		OF TOTAL
	LEASED	RETAIL
TENANT	SQUARE FEET	SQUARE FEET

Regal Entertainment Group	451,072	4.76%
AMC Entertainment, Inc.	325,563	3.44
The Gap	289,509	3.06
The Home Depot	282,000	2.98
TJX Companies	272,554	2.88
Dick’s Sporting Goods	226,408	2.39
The Limited	218,312	2.31
Circuit City Stores, Inc.	164,842	1.74
Lowe’s Home Center, Inc.	151,273	1.60
Abercrombie & Fitch Stores, Inc.	136,227	1.44
Pathmark Stores	123,500	1.30
Footlocker, Inc.	122,196	1.29
Ahold USA (Stop & Shop)	115,861	1.22
DSW Shoe Warehouse, Inc.	112,040	1.18

Subtotal	2,991,357	31.59

All Others	6,477,868	68.41

Total	9,469,225	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Schedule of Significant Office Tenants
As of April 30, 2005

(Based on net base rent 2% or greater of the Company’s ownership share)

		PERCENTAGE
		OF TOTAL
	LEASED	OFFICE
TENANT	SQUARE FEET	SQUARE FEET

City of New York	855,008	10.28%
Millennium Pharmaceuticals, Inc.	725,833	8.73
U.S. Government	609,914	7.34
Morgan Stanley & Co.	444,685	5.35
Securities Industry Automation Corp.	428,786	5.16
Wellchoice, Inc.	392,514	4.72
Keyspan Energy	391,882	4.71
Forest City Enterprises, Inc.	322,979	3.88
Bank of New York	317,572	3.82
Bear Stearns	275,244	3.31
Alkermes, Inc.	210,248	2.53
Partners Health Care System, Inc.	136,150	1.64
University of Pennsylvania	122,299	1.47

Subtotal	5,233,114	62.94

All Others	3,081,830	37.06

Total	8,314,944	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
April 30, 2005
Openings (2)

				FCE				Cost at FCE
			Date	Legal	Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share	Square Feet/
		Dev.(D)	Opened/	Ownership%(i)	FCE % (i)	Consolidation	at 100%	(Non-GAAP)(b)	Number of
Property	Location	Acq.(A)	Acquired	(1)	(2)	(GAAP)(a)	(3)	(2)X(3)	Units

						(in millions)

Retail Centers:
Saddle Rock Village	Aurora, CO	D	Q1-05	80.0%	100.0%	$31.5	$31.5	$31.5	359,000

Residential:
23 Sidney Street	Cambridge, MA	D	Q1-05	100.0%	100.0%	$17.7	$17.7	$17.7	51

Total 2005 Openings(b)						$49.2	$49.2	$49.2

									Opened in '05/ Total
Residential Phased-In Units:(c)(e)
Newport Landing	Coventry, OH	D	2002-05	50.0%	50.0%	$0.0	$16.0	$8.0	36/336
Arbor Glen	Twinsburg, OH	D	2004-07	50.0%	50.0%	0.0	18.4	9.2	48/288
Woodgate/Evergreen Farms	Olmsted Township, OH	D	2004-07	33.0%	33.0%	0.0	22.9	7.6	96/348
Pine Ridge Expansion	Willoughby, OH	D	2005-06	50.0%	50.0%	0.0	16.4	8.2	100/162

Total(b) (f)						$0.0	$73.7	$33.0	280/1,134

See attached April 30, 2005 footnotes.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
April 30, 2005
Under Construction or to be Acquired (15)

				FCE				Cost at FCE
				Legal	Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share	Square Feet/
		Dev.(D)	Anticipated	Ownership%(i)	FCE % (i)	Consolidation	at 100%	(Non-GAAP)(b)	Number of		Pre-
Property	Location	Acq.(A)	Opening	(1)	(2)	(GAAP)(a)	(3)	(2)X(3)	Units		Leased %

						(in millions)

Retail Centers:
Simi Valley Town Center	Simi Valley, CA	D	Q3-05	85.0%	100.0%	$138.4	$138.4	$138.4	600,000		84%
Short Pump Expansion	Richmond, VA	D	Q3-05	50.0%	100.0%	27.0	27.0	27.0	88,000		73%
Northfield at Stapleton (p)	Denver, CO	D	Q4-05/Q1-06/Q3-06	90.0%	90.0%	173.3	173.3	156.0	1,142,000	(n)	56%
San Francisco Centre-Emporium(c)(j)	San Francisco, CA	D	Q3-06	50.0%	50.0%	0.0	425.0	212.5	964,000	(o)	8%

						$338.7	$763.7	$533.9	2,794,000

Office:
Ballston Common Office Tower	Arlington, VA	A	Q2-05	50.0%	100.0%	$62.9	$62.9	$62.9	176,000		99%
New York Times(c)	Manhattan, NY	D	Q2-07	28.0%	40.0%	0.0	415.0	166.0	734,000		—%

						$62.9	$477.9	$228.9	910,000

Residential:
Metro 417 (m)	Los Angeles, CA	D	Q2-05	100.0%	100.0%	$74.5	$74.5	$74.5	277
Met Lofts(c)	Los Angeles, CA	D	Q2-05	50.0%	50.0%	0.0	63.0	31.5	264
Ashton Mill	Providence, RI	D	Q2-05	100.0%	100.0%	41.7	41.7	41.7	193
Sterling Glen of Lynbrook (g)(k)	Lynbrook, NY	D	Q2-05	80.0%	80.0%	29.1	29.1	23.3	100
100 Landsdowne Street	Cambridge, MA	D	Q3-05	100.0%	100.0%	63.9	63.9	63.9	203
Central Station Apartments	Chicago, IL	D	Q1-06	100.0%	100.0%	120.7	120.7	120.7	502
Sterling Glen of Roslyn (l)(g)	Roslyn, NY	D	Q2-06	80.0%	80.0%	73.9	73.9	59.1	158
Ohana Military Communities(c)(e)	Honolulu, HI	D	2005-2008	7.0%	7.0%	0.0	316.5	22.2	1,952

						$403.8	$783.3	$436.9	3,649

Condominiums:
1100 Wilshire Condominiums (c)	Los Angeles, CA	D	Q2-05	40.0%	40.0%	$0.0	$118.2	$47.3	228

Total Under Construction(b)(h)						$805.4	$2,143.1	$1,247.0

* LESS: Above properties to be sold as condominiums						$0.0	$118.2	$47.3

Under Construction less Condominiums						$805.4	$2,024.9	$1,199.7

									Under Const./ Total
Residential Phased-In Units Under Construction:(c)(e)
Newport Landing	Coventry, OH	D	2002-05	50.0%	50.0%	$0.0	$16.0	$8.0	24/336
Arbor Glen	Twinsburg, OH	D	2004-07	50.0%	50.0%	0.0	18.4	9.2	96/288
Woodgate/Evergreen Farms	Olmsted Township, OH	D	2004-07	33.0%	33.0%	0.0	22.9	7.6	48/348
Pine Ridge Expansion	Willoughby, OH	D	2005-06	50.0%	50.0%	0.0	16.4	8.2	62/162

Total(b)(f)						$0.0	$73.7	$33.0	230/1,134

See attached April 30, 2005 footnotes.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline

April 30, 2005 Footnotes

(a)	Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(b)	Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(c)	Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(d)	Not used.

(e)	Phased-in openings. Costs are representative of the total project.

(f)	The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company’s pro-rata share (a non-GAAP measure) of $33.0 million of cost consists of the Company’s share of cost for unconsolidated investments of $33.0 million.

(g)	Supported-living property.

(h)	The difference between the full consolidation amount (GAAP) of $805.4 million of cost to the Company’s pro-rata share (a non-GAAP measure) of $1,247.0 million of cost consists of a reduction to full consolidation for minority interest of $37.9 million of cost and the addition of its share of cost for unconsolidated investments of $479.5 million.

(i)	As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For these projects, the Company provides funding for certain of its partners’ equity contributions. The Company consolidates its investments in these projects in accordance with FIN No. 46(R) at a consolidation percentage that is reflected in the Pro-Rata FCE % column. These advances entitle the Company to a preferred return on investment, which is payable from cash flows of each respective property. At the point the Company is no longer entitled to a preferred return on a particular joint venture because the partner’s advance has been repaid in full, the Company’s net assets will be adjusted to its intended ownership percentage (reflected in the FCE Legal Ownership % column) by recording a minority interest to reflect the amount of the partner’s claim on those net assets.

(j)	This project will also include the acquisition of an adjacent retail center totaling 508,000 square feet.

(k)	Formerly Tanglewood Crest.

(l)	Formerly Bryant Landing.

(m)	Formerly Subway Terminal.

(n)	Includes 30,000 square feet of office space.

(o)	Includes 235,000 square feet of office space.

(p)	Phased opening: Phase I opens Q4-05, Phase II opens Q1-06, Phase III opens Q3-06.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Scheduled Maturities Table: Nonrecourse Mortgage Debt (dollars in thousands)
As of April 30, 2005

	Period Ending January 31,				Fiscal Year Ending January 31,

	2006				2007

			Plus				Plus
			Unconsolidated				Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata	Full	Less Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$88,069	$8,418	$30,884	$110,535	$473,025	$72,203	$33,050	$433,872
Weighted average rate	7.20%	6.81%	6.34%	6.99%	6.69%	6.47%	7.77%	6.81%

UDAG	28,754	71	10,728	39,411	8,169	118	—	8,051
Weighted average rate	1.47%	0.00%	8.00%	3.25%	0.09%	1.35%	0.00%	0.07%

Total fixed-rate debt	116,823	8,489	41,612	149,946	481,194	72,321	33,050	441,923

Variable:
Variable-rate debt	155,668	7,264	50,273	198,677	278,141	83,053	74,816	269,904
Weighted average rate	5.31%	5.07%	5.55%	5.38%	5.98%	6.11%	5.48%	5.81%

Tax-Exempt	161,055	19,165	5,099	146,989	51,000	300	31,705	82,405
Weighted average rate	4.24%	4.44%	4.34%	4.22%	3.52%	3.59%	4.39%	3.85%

Total variable-rate debt	316,723	26,429	55,372	345,666	329,141	83,353	106,521	352,309

Total Nonrecourse Mortgage Debt	$433,546	$34,918	$96,984	$495,612	$810,335	$155,674	$139,571	$794,232
Weighted Average Rate	5.04%	5.13%	6.01%	5.23%	6.18%	6.27%	5.77%	6.09%

	Fiscal Year Ending January 31,				Fiscal Year Ending January 31,

	2008				2009

			Plus				Plus
			Unconsolidated				Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata	Full	Less Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$147,241	$25,316	$99,263	$221,188	$169,918	$16,229	$91,173	$244,862
Weighted average rate	6.75%	6.85%	7.49%	7.07%	7.21%	7.08%	6.85%	7.08%

UDAG	589	145	—	444	581	151	967	1,397
Weighted average rate	2.16%	2.33%	0.00%	2.10%	2.06%	2.41%	0.00%	0.60%

Total fixed-rate debt	147,830	25,461	99,263	221,632	170,499	16,380	92,140	246,259

Variable:
Variable-rate debt	204,348	36,589	25,672	193,431	41,439	3,315	22,489	60,613
Weighted average rate	5.19%	4.99%	4.85%	5.18%	5.02%	5.15%	6.33%	5.50%

Tax-Exempt	127,670	2,400	2,594	127,864	16,000	—	—	16,000
Weighted average rate	4.47%	4.52%	2.99%	4.44%	4.57%	0.00%	0.00%	4.57%

Total variable-rate debt	332,018	38,989	28,266	321,295	57,439	3,315	22,489	76,613

Total Nonrecourse Mortgage Debt	$479,848	$64,450	$127,529	$542,927	$227,938	$19,695	$114,629	$322,872
Weighted Average Rate	5.47%	5.70%	6.87%	5.77%	6.61%	6.72%	6.69%	6.63%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Scheduled Maturities Table: Nonrecourse Mortgage Debt (dollars in thousands) (continued)
As of April 30, 2005

	Fiscal Year Ending January 31,

	2010				Thereafter

			Plus				Plus
			Unconsolidated				Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata	Full	Less Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$238,970	$54,694	$97,627	$281,903	$2,137,601	$267,511	$210,567	$2,080,657
Weighted average rate	7.07%	7.49%	7.10%	7.00%	6.41%	6.81%	6.34%	6.35%

UDAG	573	158	—	415	65,206	18,773	—	46,433
Weighted average rate	1.96%	2.48%	0.00%	1.76%	1.98%	1.32%	0.00%	2.25%

Total fixed-rate debt	239,543	54,852	97,627	282,318	2,202,807	286,284	210,567	2,127,090

Variable:
Variable-rate debt	2,097	—	7,229	9,326	64,248	(1)	48,979	113,228
Weighted average rate	5.52%	0.00%	4.34%	4.61%	5.72%	0.00%	4.36%	5.13%

Tax-Exempt	65,000	13,000	40,000	92,000	322,625	14,781	44,000	351,844
Weighted average rate	3.99%	3.99%	3.57%	3.81%	4.11%	3.82%	3.90%	4.09%

Total variable-rate debt	67,097	13,000	47,229	101,326	386,873	14,780	92,979	465,072

Total Nonrecourse Mortgage Debt	$306,640	$67,852	$144,856	$383,644	$2,589,680	$301,064	$303,546	$2,592,162
Weighted Average Rate	6.40%	6.80%	5.99%	6.17%	5.99%	6.32%	5.66%	5.92%

		Total

			Plus
			Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$3,254,824	$444,371	$562,564	$3,373,017
Weighted average rate	6.58%	6.85%	6.84%	6.58%

UDAG	103,872	19,416	11,695	96,151
Weighted average rate	1.69%	1.34%	7.34%	2.45%

Total fixed-rate debt	3,358,696	463,787	574,259	3,469,168

Variable:
Variable-rate debt	745,941	130,220	229,458	845,179
Weighted average rate	5.55%	5.71%	5.23%	5.44%

Tax-Exempt	743,350	49,646	123,398	817,102
Weighted average rate	4.16%	4.14%	3.92%	4.12%

Total variable-rate debt	1,489,291	179,866	352,856	1,662,281

Total Nonrecourse Mortgage Debt	$4,847,987	$643,653	$927,115	$5,131,449
Weighted Average Rate	5.94%	6.24%	6.06%	5.92%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

As discussed on page 2, we present certain financial amounts under the pro-rata consolidation method (a non-GAAP measure). This information is useful to our investors because we believe that it more accurately reflects the manner in which we operate our business. This is because, in line with industry practice, we have a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. The tables below present amounts for both full consolidation, a GAAP measure, and pro-rata consolidation, providing a reconciliation of the difference between the two methods. Under the pro-rata consolidation method, we present our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed under our control or if we are deemed to be the primary beneficiary for our investments in a VIE. Partnership assets and liabilities are reported on the equity or cost method of accounting if we do not have control, or, in the case of investments in VIEs, the Company is not deemed the primary beneficiary.

Consolidated Balance Sheet Information – April 30, 2005 (unaudited)

			Plus
	Full		Unconsolidated	Pro-Rata
	Consolidation	Less Minority	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)

		(in thousands)
Assets
Real Estate
Completed rental properties	$5,812,307	$818,959	$906,186	$5,899,534
Projects under development	733,971	30,249	312,624	1,016,346
Land held for development or sale	87,734	3,235	94,806	179,305

Total Real Estate	6,634,012	852,443	1,313,616	7,095,185
Less accumulated depreciation	(900,260)	(136,525)	(258,720)	(1,022,455)

Real Estate, net	5,733,752	715,918	1,054,896	6,072,730

Cash and equivalents	211,058	20,027	15,559	206,590
Restricted cash	338,440	31,772	62,440	369,108
Notes and accounts receivable, net	201,754	29,062	(9,226)	163,466
Investments in and advances to affiliates	416,472	—	(155,263)	261,209
Other assets	511,087	54,011	93,612	550,688

Total Assets	$7,412,563	$850,790	$1,062,018	$7,623,791

Liabilities and Shareholders’ Equity
Liabilities
Mortgage debt, nonrecourse	$4,847,987	$643,653	$927,115	$5,131,449
Notes payable	83,010	16,471	58,900	125,439
Senior and subordinated debt	599,400	—	—	599,400
Accounts payable and accrued expenses	614,092	109,956	76,003	580,139
Deferred income taxes	362,619	—	—	362,619

Total Liabilities	6,507,108	770,080	1,062,018	6,799,046

Minority Interest	80,710	80,710	—	—

Total Shareholders’ Equity	824,745	—	—	824,745

Total Liabilities and Shareholders’ Equity	$7,412,563	$850,790	$1,062,018	$7,623,791

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Consolidated Balance Sheet Information – January 31, 2005

			Plus
			Unconsolidated	Pro-Rata
	Full	Less Minority	Investments at	Consolidation
	Consolidation	Interest	Pro-Rata	(Non-GAAP)
	(GAAP)	(unaudited)	(unaudited)	(unaudited)

		(in thousands)
Assets
Real Estate
Completed rental properties	$5,708,558	$843,631	$929,275	$5,794,202
Projects under development	634,441	20,300	255,124	869,265
Land held for development or sale	94,907	3,577	93,755	185,085

Total Real Estate	6,437,906	867,508	1,278,154	6,848,552
Less accumulated depreciation	(865,562)	(141,674)	(255,221)	(979,109)

Real Estate, net	5,572,344	725,834	1,022,933	5,869,443

Cash and equivalents	276,492	24,090	11,956	264,358
Restricted cash	347,267	28,478	57,646	376,435
Notes and accounts receivable, net	212,868	51,127	854	162,595
Investments in and advances to affiliates	415,234	—	(166,337)	248,897
Other assets	497,880	48,581	99,463	548,762

Total Assets	$7,322,085	$878,110	$1,026,515	$7,470,490

Liabilities and Shareholders’ Equity Liabilities
Mortgage debt, nonrecourse	$4,787,191	$649,959	$892,967	$5,030,199
Notes payable	93,432	16,529	51,706	128,609
Senior and subordinated debt	599,400	—	—	599,400
Accounts payable and accrued expenses	587,274	115,849	81,842	553,267
Deferred income taxes	354,490	—	—	354,490

Total Liabilities	6,421,787	782,337	1,026,515	6,665,965

Minority Interest	95,773	95,773	—	—

Total Shareholders’ Equity	804,525	—	—	804,525

Total Liabilities and Shareholders’ Equity	$7,322,085	$878,110	$1,026,515	$7,470,490

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Consolidated Earnings Information – Three Months Ended April 30, 2005 (unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Minority	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)

		(in thousands)
Revenues from real estate operations	$309,303	$32,686	$75,425	$352,042

Expenses
Operating expenses	176,422	17,362	47,278	206,338
Interest expense, including early extinguishment of debt	71,229	7,937	12,931	76,223
Amortization of mortgage procurement costs	3,266	766	389	2,889
Provision for decline in real estate	1,500	—	704	2,204
Depreciation and amortization	43,974	4,329	14,753	54,398

	296,391	30,394	76,055	342,052

Interest income	6,969	578	120	6,511

Equity in earnings of unconsolidated entities (Note 1)	20,036	—	(17,987)	2,049

Gain on disposition of rental properties and other investments	606	—	18,497	19,103

Earnings before income taxes	40,523	2,870	—	37,653

Income tax expense
Current	6,278	—	—	6,278
Deferred	9,159	—	—	9,159

	15,437	—	—	15,437

Earnings before minority interest	25,086	2,870	—	22,216

Minority interest	(2,870)	(2,870)	—	—

Net earnings	$22,216	$—	$—	$22,216

Note 1) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” and therefore are reported in continuing operations when sold. For the three months ended April 30, 2005, two equity method investments were sold including Colony Place and Showcase, resulting in a pre-tax gain on disposition of $18,497 ($11,181 net of tax). This gain has been reported in equity in earnings in the Consolidated Statement of Earnings, and therefore, is included in Net Earnings.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Consolidated Earnings Information – Three Months Ended April 30, 2004 (unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

			(in thousands)
Revenues from real estate operations	$239,863	$37,576	$62,634	$6,504	$271,425

Expenses
Operating expenses	137,363	19,254	37,398	2,648	158,155
Interest expense, including early extinguishment of debt	56,899	9,687	12,561	2,147	61,920
Amortization of mortgage procurement costs	2,486	523	333	304	2,600
Depreciation and amortization	36,976	1,545	6,787	736	42,954

	233,724	31,009	57,079	5,835	265,629

Interest income	1,839	624	339	32	1,586

Equity in earnings of unconsolidated entities (Note 1)	6,244	(4)	(5,894)	—	354

Gain on disposition of rental properties and other investments	—	—	—	19,499	19,499

Earnings before income taxes	14,222	7,187	—	20,200	27,235

Income tax expense (benefit)
Current	1,028	—	—	(11)	1,017
Deferred	2,339	—	—	7,999	10,338

	3,367	—	—	7,988	11,355

Earnings before minority interest, discontinued operations, and cumulative effect of change in accounting principle	10,855	7,187	—	12,212	15,880

Minority interest	(7,187)	(7,187)	—	—	—

Earnings from continuing operations (Note 1)	3,668	—	—	12,212	15,880

Discontinued operations, net of tax and minority interest
Operating earnings from Lumber Group	2,584	—	—	—	2,584
Operating earnings from rental properties	425	—	—	(425)	—
Gain on disposition of rental properties	11,787	—	—	(11,787)	—

	14,796	—	—	(12,212)	2,584

Cumulative effect of change in accounting principle, net of tax	(11,261)	—	—	—	(11,261)

Net earnings	$7,203	$—	$—	$—	$7,203

Note 1) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144, and therefore are reported in continuing operations when sold. No equity method investments were sold during the three months ended April 30, 2004.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

The following schedules on pages 21 - 22 present information on investments in and advances to affiliates.

Investments in and Advances to Affiliates

Included in Investments in and Advances to Affiliates in the Consolidated Balance Sheet Information tables are unconsolidated investments in entities that we do not control or are not the primary beneficiary and that are accounted for under the equity method of accounting, as well as advances to other partners.

Following is a reconciliation of members’ and partners’ equity to our carrying value in the accompanying Consolidated Balance Sheet Information:

	April 30,	January 31,
	2005	2005
	(in thousands)
Members’ and Partners’ equity, as below	$508,013	$512,155
Equity of other members and partners	352,750	345,818

Company’s investment in partnerships	155,263	166,337
Advances to other affiliates (1)	261,209	248,897

Investments in and advances to affiliates	$416,472	$415,234

(1)	As is customary within the real estate industry, we invest in certain projects through joint ventures. We often provide funding of certain of our partners’ equity contributions. The most significant partnership for which we provide funding is related to Forest City Ratner Companies, representing the Commercial Group’s New York City operations. We consolidate our investments in these projects. Our partner is the President and Chief Executive Officer of Forest City Ratner Companies who is the cousin to five executive officers of our Company. At April 30, 2005 and January 31, 2005, amounts advanced for projects on behalf of this partner, collateralized solely by each repective partnership interest, were $53,788 and $63,213, respectively, of the $261,209 and $248,897 presented above for “Advances to other affiliates.” These advances entitle us to a preferred return on and of the outstanding balances, which are payable solely from cash flows of each respective property.

Summarized financial information for the equity method investments is as follows:

	Combined (100%)		Pro-Rata Share
	(GAAP)		(non-GAAP)
	April 30,	January 31,	April 30,	January 31,
	2005	2005	2005	2005
	(in thousands)		(in thousands)
Balance Sheet:
Completed rental properties	$1,847,441	$1,931,106	$906,186	$929,275
Projects under development	701,748	564,712	312,624	255,124
Land held for development or sale	177,979	177,080	94,806	93,755
Accumulated depreciation	(499,093)	(497,566)	(258,720)	(255,221)
Restricted cash	369,876	362,583	62,440	57,646
Other assets	355,896	383,652	99,945	112,273

Total Assets	$2,953,847	$2,921,567	$1,217,281	$1,192,852

Mortgage debt, nonrecourse	$2,032,780	$2,012,578	$927,115	$892,967
Other liabilities	413,054	396,834	134,903	133,548
Members’ and partners’ equity	508,013	512,155	155,263	166,337

Total Liabilities and Members’/Partners’ Equity	$2,953,847	$2,921,567	$1,217,281	$1,192,852

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Investments in and Advances to Affiliates (continued)

	Combined (100%)		Pro-Rata Share
	(GAAP)		(non-GAAP)
Three Months Ended April 30,	2005	2004	2005	2004

	(in thousands)		(in thousands)
Operations:
Revenues	$171,490	$120,452	$75,425	$62,634
Equity in earnings of unconsolidated entities on a pro-rata basis	—	—	2,049	354
Operating expenses	(106,593)	(69,006)	(47,278)	(37,402)
Interest expense	(26,324)	(24,808)	(12,931)	(12,561)
Provision for decline in real estate	(704)	—	(704)	—
Depreciation and amortization	(39,864)	(13,845)	(15,142)	(7,120)
Interest income	2,487	305	120	339
Gain of disposition of operating properties (2)	81,708	—	18,497	—

Net Earnings (pre-tax)	$82,200	$13,098	$20,036	$6,244

(2)	The following table shows the detail of gain on disposition of rental properties:

	Combined (100%)		Pro-Rata Share
	(GAAP)		(non-GAAP)
	Three Months Ended		Three Months Ended April 30,
	April 30,

	2005	2004	2005	2004

		(in thousands)
Colony Place (Apartments) (Fort Meyers, Florida)	$10,703	$—	$5,351	$—
Showcase (Specialty Retail Center) (Las Vegas, Nevada)	71,005	—	13,146	—

Total	$81,708	$—	$18,497	$—

Results of Operations

Net Earnings – Net earnings for the Company for the three months ended April 30, 2005 were $22,216,000 versus $7,203,000 for the three months ended April 30, 2004. The positive fluctuation for this year compared to the prior year is primarily attributable to $7,902,000, net of tax and minority interest, related to Commercial Group land sales primarily at Twelve MetroTech Center in Brooklyn, New York and Simi Valley in Simi Valley, California, a $2,737,000 gain on the sale of a development project in Las Vegas, Nevada, $5,978,000 related to land sales reported in the Land Development Group, and the prior year charge for cumulative effect of change in accounting principle as a result of our implementation of FIN No. 46 (R) of $11,261,000, net of tax, which did not recur. These positive fluctuations are offset by the current year loss on our equity investment in the Nets of $5,196,000 which we did not own during the first quarter of 2004 and the Lumber Group net earnings in the first quarter of last year of $2,584,000 with no corresponding amount in the current quarter due to the sale of Lumber Group in November of 2004. Also included in the current quarter earnings if $11,181,000, net of tax, which represents our proportionate share of the gains related to the sale of two equity method properties, Colony Place, an apartment community located in Fort Meyers, Florida and Showcase, a specialty retail center located in Las Vegas, Nevada, which are comparable to the gain reported in the three months ended April 30, 2004 of $11,787,000, net of tax, related to the sale of Woodlake, a 534-unit apartment community located in Silver Spring, Maryland.

Net Operating Income (NOI) from Real Estate Groups - NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization for non-real estate groups) plus interest income plus equity in earnings of unconsolidated entities (excluding gain on disposition of equity method operating properties) plus equity method depreciation and amortization. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results. Under the full consolidation method (GAAP), NOI from the combination of the Commercial Group and the Residential Group (“Real Estate Groups”) for the three months ended April 30, 2005 was $137,302,000 compared to $111,624,000 for the three months ended April 30, 2004, a 23.0% increase. A reconciliation of NOI to the most comparable GAAP measure, net earnings, is presented on page 7. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 26 - 31.

Management also analyzes property NOI using the pro-rata consolidation method because it provides operating data at our ownership share, and we publicly disclose and discuss our performance using this method of consolidation to complement our GAAP disclosures. Under the pro-rata consolidation method, NOI from the Real Estate Groups for the three months

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

ended April 30, 2005 was $135,001,000 compared to $109,584,000 for the three months ended April 30, 2004, a 23.2% increase. This increase over the comparable period in the prior year is primarily attributable the gain on land sales in our Commercial Group of $17,600,000 in 2005, as well as NOI generated from new properties which include three residential communities, three office buildings and four retail centers opened during the year ended January 31, 2005. Comparable NOI increased 3.2% compared to an increase of 0.1% for the prior year. Comparable NOI for our retail portfolio is up 3.3% from the prior year and our residential portfolio has generated an increase of 4.3%.

EBDT - We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.

We believe that EBDT provides additional information about our core operations and, along with net earnings, is necessary to understand our operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. We believe EBDT is important to investors because it provides another method for the investor to measure our long-term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges from real estate operations of Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP below. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly-titled measures reported by other companies.

Our EBDT for the three months ended April 30, 2005 grew by 22.8% to $67,662,000 from $55,121,000 for the three months ended April 30, 2004. The positive fluctuation is primarily attributable to the addition of three residential communities, three office buildings and four retail centers added to our portfolio during the year ended January 31, 2005. In addition, decreases in EBDT compared to the prior year of $5,196,000 related to the Nets and $2,584,000 related to Lumber Group were more than offset by gains on land sales in our Commercial Group of approximately $10,000,000, net of tax.

Summary of EBDT - The information in the tables on pages 26 - 31 present amounts for both full consolidation and pro-rata consolidation, providing a reconciliation of the difference between the two methods, as well as reconciliation from NOI to EBDT to net earnings. Under the pro-rata consolidation method, we present our partnership investments proportionate to our pro-rata share for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed under our control or if we are deemed to be the primary beneficiary for investments in the VIEs, or on the equity method of accounting if we do not have control or are not the primary beneficiary for investments in VIEs.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Reconciliation of Net Earnings to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (2)

	Three Months Ended April 30,
	2005	2004

	(in thousands)
Net earnings	$22,216	$7,203
Depreciation and amortization – Real Estate Groups (5)	46,272	42,431
Depreciation and amortization – equity method investments (3)	—	237
Amortization of mortgage procurement costs – Real Estate Groups	2,731	2,486
Deferred income tax expense – Real Estate Groups (6)	7,984	9,078
Deferred income tax expense – Non Real-Estate Groups: (6)
Gain on disposition of other investments	178	—

Current income tax expense on non-operating earnings: (6)
Gain on disposition of other investments	62	—
Gain on disposition recorded on equity method	8,114	—

Straight-line rent adjustment (4)	(2,996)	1,924
Provision for decline in real estate	1,500	—
Provision for decline in real estate recorded on equity method	704	—
Gain on disposition recorded on equity method	(18,497)	—
Gain on disposition of other investments	(606)	—

Discontinued operations: (1)
Gain on disposition of rental properties	—	(19,499)

Cumulative effect of change in accounting principle, net of tax	—	11,261

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (2)	$67,662	$55,121

1)	Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties and a division which have been sold or held for sale are reported as discontinued operations.

2)	The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as EBDT, is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax).

3)	Amount represents depreciation expense for certain properties accounted for on the equity method of accounting under both full consolidation and pro-rata consolidation (a non-GAAP financial measure). See our discussion of pro-rata consolidation in the preceding narrative. See Investments in and Advances to Affiliates on pages 21 — 22 for discussion of these properties.

4)	The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, “Accounting for Leases.” The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

5)	The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company’s Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly-owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

	Depreciation and Amortization		Amortization of Mortgage Procurement Costs
	Three Months Ended April 30,		Three Months Ended April 30,
	2005	2004	2005	2004

Full Consolidation	$43,974	$36,976	$3,266	$2,486
Non-Real Estate Groups	(548)	(490)	(68)	(60)

Real Estate Groups Full Consolidation	43,426	36,486	3,198	2,426
Real Estate Groups related to minority interest	(4,329)	(1,545)	(766)	(523)
Real Estate Groups Equity Method	7,175	6,754	299	279
Real Estate Groups Discontinued Operations	—	736	—	304

Real Estate Groups Pro-Rata Consolidation	$46,272	$42,431	$2,731	$2,486

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Reconciliation of Net Earnings to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (2) (continued)

(6) The following table provides detail of Income Tax Expense (Benefit):

	Three Months Ended April 30,
	2005	2004

	(in thousands)
(A) Operating earnings
Current	$(1,898)	$1,028
Deferred	10,651	2,339

	8,753	3,367

(B) Provision for decline in real estate
Deferred	(593)	—
Deferred-Equity method investment	(279)	—

	(872)	—

(C) Gain on disposition of other investments
Current – Non-Real Estate Groups	62	—
Deferred – Real Estate Groups	178	—

	240	—

(D) Gain on disposition recorded on equity method
Current	8,114	—
Deferred	(798)	—

	7,316	—

Subtotal (A) (B) (C) (D)
Current	6,278	1,028
Deferred	9,159	2,339

Income tax expense	15,437	3,367

(E) Discontinued operations – Rental Properties
Operating earnings
Current	—	(11)
Deferred	—	287

	—	276

Gain on disposition of rental properties
Current	—	—
Deferred	—	7,712

	—	7,712

	—	7,988

Subtotal (A) (B) (C) (D) (E)
Current	6,278	1,017
Deferred	9,159	10,338

	15,437	11,355

(F) Discontinued operations – Lumber Group
Operating earnings
Current	—	692
Deferred	—	1,095

	—	1,787

Subtotal (E)(F)	—	9,775

Grand Total (A) (B) (C) (D) (E) (F)
Current	6,278	1,709
Deferred	9,159	11,433

	$15,437	$13,142

Recap of Grand Total:
Real Estate Groups
Current	11,178	3,008
Deferred	7,984	9,078

	19,162	12,086
Non-Real Estate Groups
Current	(4,900)	(1,299)
Deferred	1,175	2,355

	(3,725)	1,056

Grand Total	$15,437	$13,142

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2005 (in thousands)

	Commercial Group 2005				Residential Group 2005

			Plus				Plus
	Full	Less	Unconsolidated	Pro-Rata	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Minority	Investments	Consolidation	Consolidation	Minority	Investments	Consolidation
	(GAAP)	Interest	at Pro-Rata	(Non-GAAP)	(GAAP)	Interest	at Pro-Rata	(Non-GAAP)

Revenues from real estate operations	$219,699	$26,577	$21,570	$214,692	$53,950	$3,935	$30,286	$80,301
Exclude straight-line rent adjustment	(4,927)	—	—	(4,927)	5	—	—	5

Adjusted revenues	214,772	26,577	21,570	209,765	53,955	3,935	30,286	80,306

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Groups	111,785	13,370	12,269	110,684	34,509	2,855	16,669	48,323
Exclude straight-line rent adjustment	(1,926)	—	—	(1,926)	—	—	—	—

Adjusted operating expenses	109,859	13,370	12,269	108,758	34,509	2,855	16,669	48,323

Add interest income	1,357	156	(231)	970	891	15	259	1,135

Add equity in earnings of unconsolidated entities	13,651	—	(13,636)	15	7,363	—	(7,472)	(109)

Remove gain on disposition recorded on equity method	(13,145)	—	13,145	—	(5,352)	—	5,352	—

Add back provision for decline in real estate recorded on equity method	704	—	(704)	—	—	—	—	—

Add back equity method depreciation and amortization expense	3,280	—	(3,280)	—	4,194	—	(4,194)	—

Net operating income	110,760	13,363	4,595	101,992	26,542	1,095	7,562	33,009

Interest expense, including early extinguishment of debt	46,002	6,701	4,595	43,896	12,921	1,140	7,562	19,343

Income tax expense (benefit)	3,986	—	—	3,986	(2,101)	—	—	(2,101)

Minority interest in earnings before depreciation and amortization	6,662	6,662	—	—	(45)	(45)	—	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$54,110	$—	$—	$54,110	$15,767	$—	$—	$15,767

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$54,110	$—	$—	$54,110	$15,767	$—	$—	$15,767

Depreciation and amortization — Real Estate Groups	(33,148)	—	—	(33,148)	(13,073)	—	—	(13,073)

Amortization of mortgage procurement costs – Real Estate Groups	(2,085)	—	—	(2,085)	(646)	—	—	(646)

Deferred taxes — Real Estate Groups	(6,328)	—	—	(6,328)	(1,897)	—	—	(1,897)

Straight-line rent adjustment	3,001	—	—	3,001	(5)	—	—	(5)

Gain on disposition of rental properties and other investments, net of tax	—	—	7,945	7,945	—	—	3,236	3,236

Provision for decline in real estate, net of tax	(907)	—	(425)	(1,332)	—	—	—	—

Gain on disposition recorded on equity method, net of tax	7,945	—	(7,945)	—	3,236	—	(3,236)	—

Provision for decline in real estate recorded on equity method, net of tax	(425)	—	425	—	—	—	—	—

Net earnings	$22,163	$—	$—	$22,163	$3,382	$—	$—	$3,382

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2005 (in thousands) (continued)

	Land Development Group 2005				The Nets 2005

			Plus				Plus
	Full	Less	Unconsolidated	Pro-Rata	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Minority	Investments	Consolidation	Consolidation	Minority	Investments	Consolidation
	(GAAP)	Interest	at Pro-Rata	(Non-GAAP)	(GAAP)	Interest	at Pro-Rata	(Non-GAAP)

Revenues from real estate operations	$35,654	$2,174	$11,100	$44,580	$—	$—	$12,469	$12,469
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—

Adjusted revenues	35,654	2,174	11,100	44,580	—	—	12,469	12,469

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Groups	21,026	1,137	5,569	25,458	—	—	20,439	20,439
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—

Adjusted operating expenses	21,026	1,137	5,569	25,458	—	—	20,439	20,439

Add interest income	4,202	407	34	3,829	—	—	58	58

Add equity in earnings of unconsolidated entities	7,618	—	(5,460)	2,158	(8,596)	—	8,581	(15)

Remove gain on disposition recorded on equity method	—	—	—	—	—	—	—	—

Add back provision for decline in real estate recorded on equity method	—	—	—	—	—	—	—	—

Add back equity method depreciation and amortization expense	—	—	—	—	—	—	—	—

Net operating income	26,448	1,444	105	25,109	(8,596)	—	669	(7,927)

Interest expense, including early extinguishment of debt	2,287	96	105	2,296	—	—	669	669

Income tax expense (benefit)	8,102	—	—	8,102	(3,400)	—	—	(3,400)

Minority interest in earnings before depreciation and amortization	1,348	1,348	—	—	—	—	—	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$14,711	$—	$—	$14,711	$(5,196)	$—	$—	$(5,196)

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$14,711	$—	$—	$14,711	$(5,196)	$—	—	$(5,196)

Depreciation and amortization — Real Estate Groups	(51)	—	—	(51)	—	—	—	—

Amortization of mortgage procurement costs – Real Estate Groups	—	—	—	—	—	—	—	—

Deferred taxes — Real Estate Groups	(763)	—	—	(763)	—	—	—	—

Straight-line rent adjustment	—	—	—	—	—	—	—	—

Gain on disposition of rental properties and other investments, net of tax	—	—	—	—	—	—	—	—

Provision for decline in real estate, net of tax	—	—	—	—	—	—	—	—

Gain on disposition recorded on equity method, net of tax	—	—	—	—	—	—	—	—

Provision for decline in real estate recorded on equity method, net of tax	—	—	—	—	—	—	—	—

Net earnings	$13,897	$—	$—	$13,897	$(5,196)	$—	$—	$(5,196)

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2005 (in thousands) (continued)

	Corporate Activities 2005				Total 2005

			Plus				Plus
	Full	Less	Unconsolidated	Pro-Rata	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Minority	Investments	Consolidation	Consolidation	Minority	Investments	Consolidation
	(GAAP)	Interest	at Pro-Rata	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	(Non-GAAP)

Revenues from real estate operations	$—	$—	$—	$—	$309,303	$32,686	$75,425	$352,042
Exclude straight-line rent adjustment	—	—	—	—	(4,922)	—	—	(4,922)

Adjusted revenues	—	—	—	—	304,381	32,686	75,425	347,120

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Group	9,718	—	—	9,718	177,038	17,362	54,946	214,622
Exclude straight-line rent adjustment	—	—	—	—	(1,926)	—	—	(1,926)

Adjusted operating expenses	9,718	—	—	9,718	175,112	17,362	54,946	212,696

Add interest income	519	—	—	519	6,969	578	120	6,511

Add equity in earnings of unconsolidated entities	—	—	—	—	20,036	—	(17,987)	2,049

Remove gain on disposition recorded on equity method	—	—	—	—	(18,497)	—	18,497	—

Add back provision for decline in real estate recorded on equity method	—	—	—	—	704	—	(704)	—

Add back equity method depreciation and amortization expense	—	—	—	—	7,474	—	(7,474)	—

Net operating income	(9,199)	—	—	(9,199)	145,955	15,902	12,931	142,984

Interest expense, including early extinguishment of debt	10,019	—	—	10,019	71,229	7,937	12,931	76,223

Income tax expense (benefit)	(7,488)	—	—	(7,488)	(901)	—	—	(901)

Minority interest in earnings before depreciation and amortization	—	—	—	—	7,965	7,965	—	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(11,730)	$—	$—	$(11,730)	$67,662	$—	$—	$67,662

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(11,730)	$—	$—	$(11,730)	$67,662	$—	$—	$67,662

Depreciation and amortization — Real Estate Groups	—	—	—	—	(46,272)	—	—	(46,272)

Amortization of mortgage procurement costs – Real Estate Groups	—	—	—	—	(2,731)	—	—	(2,731)

Deferred taxes — Real Estate Groups	(666)	—	—	(666)	(9,654)	—	—	(9,654)

Straight-line rent adjustment	—	—	—	—	2,996	—	—	2,996

Gain on disposition of rental properties and other investments, net of tax	366	—	—	366	366	—	11,181	11,547

Provision for decline in real estate, net of tax	—	—	—	—	(907)	—	(425)	(1,332)

Gain on disposition recorded on equity method, net of tax	—	—	—	—	11,181	—	(11,181)	—

Provision for decline in real estate recorded on equity method, net of tax	—	—	—	—	(425)	—	425	—

Net earnings	$(12,030)	$—	$—	$(12,030)	$22,216	$—	$—	$22,216

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) —Three Months Ended April 30, 2004 (in thousands)

	Commercial Group 2004					Residential Group 2004

			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments	Discontinued	Consolidation	Consolidation	Minority	Investments	Discontinued	Consolidation
	(GAAP)	Interest	at Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	at Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$161,414	$32,268	$24,906	$2,598	$156,650	$47,120	$3,398	$29,582	$3,906	$77,210
Exclude straight-line rent adjustment	(2,085)	—	—	(322)	(2,407)	43	—	—	—	43

Adjusted revenues	159,329	32,268	24,906	2,276	154,243	47,163	3,398	29,582	3,906	77,253

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Group	83,487	16,143	15,238	717	83,299	27,975	2,131	16,567	1,931	44,342
Exclude straight-line rent adjustment	(4,281)	—	—	(7)	(4,288)	—	—	—	—	—

Adjusted operating expenses	79,206	16,143	15,238	710	79,011	27,975	2,131	16,567	1,931	44,342

Add interest income	860	617	(147)	16	112	595	(2)	468	16	1,081

Add equity in earnings of unconsolidated entities	1,347	(4)	(1,199)	—	152	2,241	—	(2,382)	—	(141)

Add back equity method depreciation and amortization expense	2,922	—	(2,922)	—	—	4,348	—	(4,111)	—	237

Net operating income	85,252	16,738	5,400	1,582	75,496	26,372	1,265	6,990	1,991	34,088

Interest expense, including early extinguishment of debt	37,798	9,014	5,400	711	34,895	10,277	673	6,990	1,436	18,030

Income tax expense (benefit)	1,554	—	—	181	1,735	(516)	—	—	(192)	(708)

Minority interest in earnings before depreciation and amortization	7,724	7,724	—	—	—	592	592	—	—	—

Add: EBDT from discontinued operations	690	—	—	(690)	—	747	—	—	(747)	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$38,866	$—	$—	$—	$38,866	$16,766	$—	$—	$—	$16,766

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$38,866	$—	$—	$—	$38,866	$16,766	$—	$—	$—	$16,766

Depreciation and amortization — Real Estate Groups	(29,335)	—	—	(354)	(29,689)	(12,563)	—	—	(382)	(12,945)

Amortization of mortgage procurement costs – Real Estate Groups	(1,715)	—	—	(55)	(1,770)	(467)	—	—	(249)	(716)

Deferred taxes — Real Estate Groups	(1,314)	—	—	(125)	(1,439)	6,156	—	—	(7,874)	(1,718)

Straight-line rent adjustment	(2,196)	—	—	315	(1,881)	(43)	—	—	—	(43)

Gain on disposition of rental properties and other investments, net of tax	—	—	—	—	—	—	—	—	11,787	11,787

Cumulative effect of change in accounting principle, net of tax	(477)	—	—	—	(477)	(10,784)	—	—	—	(10,784)

Discontinued operations, net of tax and minority interest:
Depreciation and amortization – Real Estate Groups	(354)	—	—	354	—	(382)	—	—	382	—
Amortization of mortgage procurement costs – Real Estate Groups	(55)	—	—	55	—	(249)	—	—	249	—
Deferred taxes – Real Estate Groups	(125)	—	—	125	—	(7,874)	—	—	7,874	—
Straight-line rent adjustment	315	—	—	(315)	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	11,787	—	—	(11,787)	—

Net earnings	$3,610	$—	$—	$—	$3,610	$2,347	$—	$—	$—	$2,347

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2004 (in thousands) (continued)

	Land Development Group 2004					Lumber Group 2004
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments	Discontinued	Consolidation	Consolidation	Minority	Investments	Discontinued	Consolidation
	(GAAP)	Interest	at Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	at Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$31,329	$1,910	$8,146	$—	$37,565	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—

Adjusted revenues	31,329	1,910	8,146	—	37,565	—	—	—	—	—

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Groups	19,305	980	5,680	—	24,005	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—

Adjusted operating expenses	19,305	980	5,680	—	24,005	—	—	—	—	—

Add interest income	310	9	18	—	319	—	—	—	—	—

Add equity in earnings of unconsolidated entities	2,656	—	(2,313)	—	343	—	—	—	—	—

Add back equity method depreciation and amortization expense	—	—	—	—	—	—	—	—	—	—

Net operating income	14,990	939	171	—	14,222	—	—	—	—	—

Interest expense, including early extinguishment of debt	856	—	171	—	1,027	—	—	—	—	—

Income tax expense (benefit)	5,091	—	—	—	5,091	—	—	—	—	—

Minority interest in earnings before depreciation and amortization	939	939	—	—	—	—	—	—	—	—

Add: EBDT from discontinued operations	—	—	—	—	—	2,584	—	—		2,584

Earnings before depreciation, amortization and deferred taxes (EBDT)	$8,104	$—	$—	$—	$8,104	$2,584	$—	$—	$—	$2,584

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$8,104	$—	$—	$—	$8,104	$2,584	$—	$—	$—	$2,584

Depreciation and amortization — Real Estate Groups	(34)	—	—	—	(34)	—	—	—	—	—

Amortization of mortgage procurement costs – Real Estate Groups	—	—	—	—	—	—	—	—	—	—

Deferred taxes — Real Estate Groups	(151)	—	—	—	(151)	—	—	—	—	—

Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—

Gain on disposition of rental properties and other investments, net of tax	—	—	—	—	—	—	—	—	—	—

Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—	—	—	—	—	—

Discontinued operations, net of tax and minority interest:
Depreciation and amortization – Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs – Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Deferred taxes – Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—

Net earnings	$7,919	$—	$—	$—	$7,919	$2,584	$—	$—	$—	$2,584

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2004 (in thousands) (continued)

	Corporate Activities 2004					Total 2004
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments	Discontinued	Consolidation	Consolidation	Minority	Investments	Discontinued	Consolidation
	(GAAP)	Interest	at Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$—	$—	$—	$—	$—	$239,863	$37,576	$62,634	$6,504	$271,425
Exclude straight-line rent adjustment	—	—	—	—	—	(2,042)	—	—	(322)	(2,364)

Adjusted revenues	—	—	—	—	—	237,821	37,576	62,634	6,182	269,061

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Groups	7,146	—	—	—	7,146	137,913	19,254	37,485	2,648	158,792
Exclude straight-line rent adjustment	—	—	—	—	—	(4,281)	—	—	(7)	(4,288)

Adjusted operating expenses	7,146	—	—	—	7,146	133,632	19,254	37,485	2,641	154,504

Add interest income	74	—	—	—	74	1,839	624	339	32	1,586

Add equity in earnings of unconsolidated entities	—	—	—	—	—	6,244	(4)	(5,894)	—	354

Add back equity method depreciation and amortization expense	—	—	—	—	—	7,270	—	(7,033)	—	237

Net operating income	(7,072)	—	—	—	(7,072)	119,542	18,942	12,561	3,573	116,734

Interest expense, including early extinguishment of debt	7,968	—	—	—	7,968	56,899	9,687	12,561	2,147	61,920

Income tax expense (benefit)	(3,841)	—	—	—	(3,841)	2,288	—	—	(11)	2,277

Minority interest in earnings before depreciation and amortization	—	—	—	—	—	9,255	9,255	—	—	—

Add: EBDT from discontinued operations	—	—	—	—	—	4,021	—	—	(1,437)	2,584

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(11,199)	$—	$—	$—	$(11,199)	$55,121	$—	$—	$—	$55,121

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(11,199)	$—	$—	$—	$(11,199)	$55,121	$—	$—	$—	$55,121

Depreciation and amortization — Real Estate Groups	—	—	—	—	—	(41,932)	—	—	(736)	(42,668)

Amortization of mortgage procurement costs – Real Estate Groups	—	—	—	—	—	(2,182)	—	—	(304)	(2,486)

Deferred taxes — Real Estate Groups	1,942	—	—	—	1,942	6,633	—	—	(7,999)	(1,366)

Straight-line rent adjustment	—	—	—	—	—	(2,239)	—	—	315	(1,924)

Gain on disposition of rental properties and other investments, net of tax	—	—	—	—	—	—	—	—	11,787	11,787

Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—	(11,261)	—	—	—	(11,261)

Discontinued operations, net of tax and minority interest:
Depreciation and amortization – Real Estate Groups	—	—	—	—	—	(736)	—	—	736	—
Amortization of mortgage procurement costs – Real Estate Groups	—	—	—	—	—	(304)	—	—	304	—
Deferred taxes – Real Estate Groups	—	—	—	—	—	(7,999)	—	—	7,999	—
Straight-line rent adjustment	—	—	—	—	—	315	—	—	(315)	—
Gain (loss) on disposition of rental properties	—	—	—	—	—	11,787	—	—	(11,787)	—

Net earnings	$(9,257)	$—	$—	$—	$(9,257)	$7,203	$—	$—	$—	$7,203